Exhibit 99.1

Noodles & Company Announces First Quarter 2016 Financial Results

BROOMFIELD, Colo., May 3, 2016 (Globe Newswire) - Noodles & Company (NASDAQ: NDLS) today announced financial results for its first quarter ended March 29, 2016.
Key highlights for the first quarter of 2016 versus the same quarter a year ago include:

•	Total revenue increased 7.8% to $114.0 million from $105.8 million.

•	Comparable restaurant sales were flat for company-owned restaurants, decreased 0.5% for franchise restaurants and decreased 0.1% system-wide.

•	Comparable traffic at company-owned restaurants, normalized for the Easter holiday shift, declined 0.7%, a 60 bps improvement from the 4th quarter of 2015.

•	Fifteen new restaurants opened system-wide in the first quarter, including 14 company-owned and one franchise restaurant.

•	GAAP net loss improved to $2.4 million from a net loss of $2.8 million.

•	Adjusted net loss(1) was $1.7 million, or $0.06 per diluted share, compared to adjusted net income of $0.9 million, or $0.03 per diluted share.

•	Adjusted EBITDA(1) decreased to $5.4 million from $8.8 million.

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(1) Adjusted net (loss) income and Adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net (loss) income to each of these measures is included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Kevin Reddy, Chairman and Chief Executive Officer of Noodles & Company, stated, “I am pleased with the progress we made in the first quarter, with results in line with our internal expectations, as we continued to improve our underlying traffic trends and narrowed the gap in our year-over-year restaurant margin performance. We are excited about the momentum being built across several initiatives, including the media investment in support of our ‘Made.Different.’ brand positioning, building our off-premise sales and key operational improvements. Furthermore, our development plan remains on track with a front-end loaded schedule as we optimize the profitability and efficiencies of our current footprint by in-filling existing markets. We believe the execution of these initiatives has us well-positioned for continued progress through the balance of 2016.”

First Quarter 2016 Financial Results

Total revenue increased $8.2 million in the first quarter of 2016, or 7.8%, to $114.0 million, compared to $105.8 million in the first quarter of 2015. This increase was the result of new restaurants opened system-wide since the beginning of the first quarter of 2015 partially offset by the closure of 16 company-owned restaurants in the fourth quarter of 2015.

Fifteen new restaurants opened system-wide in the first quarter of 2016, including 14 company-owned and one franchise restaurant. There were 507 restaurants at the end of the first quarter, comprised of 436 company-owned and 71 franchise restaurants. In the first quarter of 2016, comparable restaurant sales were flat for company-owned restaurants, decreased 0.5% for franchise restaurants and decreased 0.1% system-wide.

Restaurant contribution margin decreased to 13.3% in the first quarter of 2016, compared with 16.2% in the first quarter of 2015. This decrease was primarily due to increased labor costs, deleverage on lower average unit volumes and investments in marketing and operational initiatives.

The Company reported a GAAP net loss of $2.4 million in the first quarter of 2016, compared with GAAP net loss of $2.8 million in the first quarter of 2015. Adjusted net loss of $1.7 million in the first quarter of 2016 decreased from adjusted net income of $0.9 million in the first quarter of 2015. Adjusted EBITDA decreased to $5.4 million in the first quarter of 2016 from $8.8 million in the first quarter of 2015.

2016 Outlook

Based upon management’s current assessment following first quarter results, the Company is reiterating its previous guidance and continues to expect the following for full year 2016:

•	Approximately 50 new restaurants system-wide, including 40 to 45 company-owned restaurant openings;

•	Total revenue of $505.0 to $515.0 million;

•	Low single digit comparable restaurant sales growth;

•	Restaurant level contribution margin of 14.0% to 16.0%;

•	Adjusted EBITDA of $38.0 to $40.0 million, or flat to 5% growth;

•	Adjusted diluted earnings per share of $0.04 to $0.08; and

•	An estimated adjusted annual effective tax rate of between 38% and 40%.

Key Definitions:
Comparable Restaurant Sales represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods.
Restaurant Contribution Margin represents restaurant revenue less restaurant operating costs which are costs of sales, labor, occupancy and other restaurant operating costs.
Adjusted EBITDA represents net (loss) income before interest expense, debt extinguishment expense, (benefit) provision for income taxes, restaurant impairment, closure costs and asset disposals, depreciation and amortization, stock-based compensation and other one-time expenses. Adjusted EBITDA is presented because: (i) management believes it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairment, asset disposals and closure costs and (ii) management uses it internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net (Loss) Income represents net (loss) income plus various adjustments and the tax effects of these adjustments. Adjusted net (loss) income is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.
Conference Call
Noodles & Company will host a conference call to discuss its first quarter financial results on Tuesday, May 3, 2016 at 4:30 PM Eastern Time.
The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 87522179. The replay will be available until Tuesday, May 10, 2016. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Tuesday, May 10, 2016.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net (loss) income and adjusted (loss) earnings per share (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net (loss) income is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance excluding the impact of restaurant impairment costs, stock-based compensation expense associated with the vesting of stock options granted prior to the Company’s IPO and the tax effect of such adjustments. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
About Noodles & Company
Founded in 1995, Noodles & Company is a fast-casual restaurant concept that serves classic noodle and pasta dishes from around the world with 507 locations system-wide in 35 states, the District of Columbia and one Canadian province as of March 29, 2016. Noodles & Company’s globally inspired menu consists of more than 25 fresh, customizable noodle bowls, salads, soups and sandwiches that are prepared quickly using quality ingredients. From healthy to indulgent, spicy to comforting, the menu provides favorites for everyone from kids to adults. Popular dishes include the Med Salad with grilled chicken, spicy Indonesian Peanut Saute and creamy Wisconsin Mac & Cheese.

Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words, and variations of words, such as “believe,” “estimate,” “anticipate,” “expect,” “intend,” “may,” “will,” “would” and similar expressions are intended to identify our forward-looking statements. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding 2016 guidance, including unit growth, total revenue, comparable restaurant sales growth, restaurant level contribution margin, adjusted EBITDA, adjusted diluted earnings per share and our expected annual effective tax rate; operating margins; new restaurant development; additional public company expenses; our target and adjusted net income and targeted restaurant openings. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our growth strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; changes in labor costs; consumer confidence and spending patterns; the assumptions used in the adjustment of interest expense and the adjustments for certain incremental legal, accounting, insurance and other compliance costs used in the calculation of adjusted net income; changes in consumer tastes and the level of acceptance of the Company’s restaurant concepts (including consumer acceptance of prices and the success of our catering offerings); consumer reactions to public health issues and perceptions of food safety; seasonal factors; and weather.  For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2015 filed on March 1, 2016. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 29, 2016	March 31, 2015
Revenue:
Restaurant revenue	$112,865	$104,782
Franchising royalties and fees	1,121	979
Total revenue	113,986	105,761
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,189	27,812
Labor	37,434	33,029
Occupancy	13,314	12,218
Other restaurant operating costs	16,892	14,717
General and administrative	10,037	8,418
Depreciation and amortization	6,906	6,919
Pre-opening	1,037	880
Restaurant impairment, closure costs and asset disposals	1,016	6,086
Total costs and expenses	116,825	110,079
Loss from operations	(2,839)	(4,318)
Interest expense	628	229
Loss before income taxes	(3,467)	(4,547)
Benefit for income taxes	(1,094)	(1,795)
Net loss	$(2,373)	$(2,752)
Loss per share of Class A and Class B common stock, combined:
Basic	$(0.09)	$(0.09)
Diluted	$(0.09)	$(0.09)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	27,721,792	29,843,204
Diluted	27,721,792	29,843,204

Noodles & Company
Consolidated Statements of Operations as a Percentage of Revenue
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 29, 2016	March 31, 2015
Revenue:
Restaurant revenue	99.0%	99.1%
Franchising royalties and fees	1.0	0.9
Total revenue	100.0	100.0
Costs and Expenses:
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.7	26.5
Labor	33.2	31.5
Occupancy	11.8	11.7
Other restaurant operating costs	15.0	14.0
General and administrative	8.8	8.0
Depreciation and amortization	6.1	6.5
Pre-opening	0.9	0.8
Restaurant impairment, closure costs and asset disposals	0.9	5.8
Total costs and expenses	102.5	104.1
Loss from operations	(2.5)	(4.1)
Interest expense	0.6	0.2
Loss before income taxes	(3.0)	(4.3)
Benefit for income taxes	(1.0)	(1.7)
Net loss	(2.1)%	(2.6)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity and comparable restaurant sales, unaudited)

	As of
	March 29, 2016	December 29, 2015
Balance Sheet Data
Total current assets	$26,716	$25,401
Total assets	243,981	239,961
Total current liabilities	31,271	32,914
Total long-term debt	74,091	67,732
Total liabilities	151,870	146,189
Total stockholders’ equity	92,111	93,772

	Fiscal Quarter Ended
	March 29, 2016	December 29, 2015	September 29, 2015	June 30, 2015	March 31, 2015
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	436	422	424	411	399
Franchise restaurants at end of period	71	70	64	61	56
Revenue Data:
Company-owned average unit volumes	$1,101	$1,103	$1,111	$1,123	$1,136
Franchise average unit volumes	$1,105	$1,121	$1,128	$1,138	$1,134
Company-owned comparable restaurant sales	0.0%	(0.9)%	(0.7)%	0.1%	0.8%
Franchise comparable restaurant sales	(0.5)%	(2.1)%	(1.9)%	(0.5)%	1.4%
System-wide comparable restaurant sales	(0.1)%	(1.1)%	(0.9)%	0.0%	0.9%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 29, 2016	March 31, 2015
	(in thousands, unaudited)
Net loss	$(2,373)	$(2,752)
Depreciation and amortization	6,906	6,919
Interest expense	628	229
Benefit for income taxes	(1,094)	(1,795)
EBITDA	$4,067	$2,601
Restaurant impairment, closure costs and asset disposals	1,016	6,086
Stock-based compensation expense	349	161
Adjusted EBITDA	$5,432	$8,848
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EBITDA and Adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net (loss) income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net (loss) income before interest expense, (benefit) provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table above.
EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairment, closure costs and asset disposals and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 29, 2016	March 31, 2015
	(in thousands, unaudited)
Net loss	$(2,373)	$(2,752)
Restaurant impairment and closure costs(a)	676	5,907
Tax adjustments, net(b)	(18)	(2,287)
Adjusted net (loss) income	$(1,715)	$868

Adjusted (loss) earnings per Class A and Class B common stock, combined
Basic	$(0.06)	$0.03
Diluted	$(0.06)	$0.03
Weighted average Class A and Class B common stock outstanding, combined (c)
Basic	27,721,792	29,843,204
Diluted	27,721,792	29,843,204
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Adjusted net (loss) income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net (loss) income as net (loss) income plus the impact of adjustments and the tax effects of these adjustments. Adjusted net (loss) income is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net (loss) income as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net (loss) income should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of ongoing costs of closing 15 restaurants in 2015 and impairing one restaurants in the first quarter ended March 29, 2016. Eight restaurants were impaired in the first quarter ended March 31, 2015. These expenses are included in the “Restaurant impairment, closure costs and asset disposals” line in the Consolidated Statements of Operations.

(b)	Reflects the adjustment to normalize the impact of the annual effective tax rate that includes the valuation allowance for our Canadian subsidiary with the tax impact of other adjustment above.

(c)	Adjusted per share amounts are calculated by dividing adjusted net (loss) income by the adjusted basic and diluted weighted average shares outstanding.